Exhibit (24)(b)
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each Manager of Procter & Gamble International S.à r.l., the sole general partner of Procter & Gamble International Funding SCA, whose signature appears below, constitutes and appoints Elena Morrisova (Member of the Supervisory Board of Procter & Gamble International Funding SCA), Klaus Lindner (Member of the Supervisory Board of Procter & Gamble International Funding SCA), and Yves Debruyne (Manager and General Counsel), and the three of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Form S-3 Registration Statement to be filed with the Securities and Exchange Commission on or around 4 November 2011 (the “Registration Statement”), and any registration statement relating to the offering covered by the Registration Statement and filed under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and the three of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed to the above as of 31 October 2011.

Signature	Title

/s/ Tadd Fowler Tadd Fowler	Manager (Procter & Gamble International S.à r.l.)

/s/ James Douglas Gerstle James Douglas Gerstle	Manager (Procter & Gamble International S.à r.l.)

/s/ Olivier Hubin Olivier Hubin	Manager (Procter & Gamble International S.à r.l.)

/s/ Klaus Lindner Klaus Lindner	Manager (Procter & Gamble International S.à r.l.)

/s/ Herwig Meskens Herwig Meskens	Manager (Procter & Gamble International S.à r.l.)

/s/ Elena Morrisova Elena Morrisova	Manager (Procter & Gamble International S.à r.l.)